UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2007

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California	91201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

DreamWorks Animation SKG, Inc. (the “Company”) has previously entered into that certain Credit Agreement, dated October 27, 2004 (as amended, the “Credit Agreement”) by and among the Company and the several parties thereto. Under the Credit Agreement as originally executed (and subject to the conditions contained therein), the Company was permitted to borrow up to $200 million on a revolving basis. On June 29, 2007, the Company elected, pursuant to Section 2.7 of the Credit Agreement, to reduce the aggregate commitment of the various lenders under the Credit Agreement from $200 million to $100 million. As of the date of this Current Report on Form 8-K, there are no outstanding borrowings under the Credit Agreement.

The Credit Agreement was previously filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. The First Amendment dated as of February 23, 2007 to the Credit Agreement was previously filed as Exhibit 10.50 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: July 6, 2007	By:	/s/ KATHERINE KENDRICK
Katherine Kendrick
General Counsel